Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT 0F 2002

    In connection with the Amendment  No. 1 to the Quarterly Report of Bulk Storage Software, Inc. (the Company") on Form 10-Q/A for the period ended herein as filed with the Securities and Exchange Commission (the "Report"), I. Geoffrey Gibbs, President, Secretary and Treasurer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fully presents, in all material respects, the financial condition and results of operations or the Company.

Bulk Storage Software, Inc.
Date: May 20, 2013	By:	/s/ Geoffrey Gibbs
Geoffrey Gibbs
President, Secretary and Treasurer